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Exhibit 10.13


                           INDEMNIFICATION AGREEMENT

      This Indemnification Agreement, dated March 30, 1999, is by and between Kosmas Group International, Inc. ("KGI"), a Florida corporation, and the undersigned subsidiaries and shareholders (collectively with KGI, the "Sellers"), and Equivest Finance, Inc., a Delaware corporation ("Purchaser").

                                  WITNESSETH:

      WHEREAS, simultaneously with the execution and delivery of this Agreement, Purchaser is acquiring all of the issued and outstanding common stock of Avenue Plaza, LLC, a Louisiana limited liability company; Bluebeard's Castle, Inc., a U.S. Virgin Islands corporation; Castle Acquisition, Inc., a U.S. Virgin Island corporation; Ocean City Coconut Malorie Resort, Inc., a Maryland corporation; St. Augustine Resort Development Group, Inc., a Florida corporation, and substantially all of the assets of Capital City Suites, Inc., a Washington, D.C., corporation, which are all corporations engaged in the business of developing, marketing, and managing resort properties that offer timeshare condominiums, pursuant to the terms and conditions of that certain Purchase Agreement, dated February 16, 1999 (the "Purchase Agreement"); and

      WHEREAS, a condition precedent to Sellers' obligation to close the transactions contemplated by the Purchase Agreement is the resolution of certain obligations of Sellers to the Cavanaugh Lenders (as that term is defined in the Purchase Agreement), Castle Holdings, LLC, ("Castle Holdings" and, collectively with the Cavanaugh Lenders, the "Obligees"); and

      WHEREAS, Purchaser was unable to resolve all obligations of Sellers to the Cavanaugh Lenders and Castle Holdings prior to the consummation of the transactions contemplated by the Purchase Agreement; and

      WHEREAS,  Purchaser and Sellers are presently in litigation  with Castle Holdings in the U.S. District Court for the Virgin Islands;

      WHEREAS, Castle Holdings has made a variety of assertions regarding moneys owed to it by Sellers or their affiliates, but has not provided any supporting documentation therefor;

      WHEREAS, the parties hereto believe that Castle Holdings has been paid on certain of the aforementioned obligations and therefore that its claims are substantially below what it has asserted;

      WHEREAS, certain of the principals of Castle Holdings are employees and/or officers of KGI or its subsidiaries and have breached the fiduciary duties they owe to their employer;

      WHEREAS, Purchaser is willing to enter into this Agreement to induce Sellers to consummate the transactions contemplated by the Purchase Agreement despite such resolution of obligations, and Sellers are only willing to consummate such transactions if Purchaser indemnifies Sellers from damages resulting from claims of Obligees as provided herein;



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      NOW THEREFORE, for and in consideration of the foregoing and the mutual agreements set forth below, the parties agree as follows:

      1. Indemnification. Purchaser agrees to indemnify and hold harmless Sellers and any subsidiaries and the shareholders, directors, officers, employees, and agents thereof (collectively, the "Indemnified Parties") from and against any Adverse Consequences (as defined below) any of such Indemnified Parties may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by any claim of Obligees or any other party through Obligees as provided herein. For purposes of this Agreement, the phrase "Adverse Consequences" means all claims, losses, liabilities, costs, and expenses of any kind without limitation (including but not limited to reasonable attorneys' fees and court costs) that are incurred by the Indemnified Parties, including but not limited to all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, damages, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligations, taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs. Provided however, Adverse Consequence shall not include any monetary award pursuant to a judicial judgment in favor of Obligees which judgment is specifically attributable to fraudulent representations of Sellers to the Obligees in that certain lawsuit styled Castle Holdings, L.L.C., v. Kosmas Group International, Inc., and Kosmas Caribbean Holdings Corporation but shall specifically include any attorneys' fees and costs incurred by Sellers defending such claim.

      2.    Amount of Indemnification.

            (a) Indemnification Threshold. Purchaser's obligations hereunder shall be limited to Five Million Nine Hundred Seventy-five Thousand Dollars ($5,975,000) (the "Indemnification Threshold"). Attorneys' fees and expenses incurred by Sellers and/or Purchaser, as provided in paragraph 3 below, shall not count toward the Indemnification Threshold. Of the Indemnification Threshold, Purchaser shall not be obligated to deliver to Seller or any Obligee more than One Million Eight Hundred and Fifty Thousand Dollars ($1,850,000) in cash, with the remainder to be delivered in the form of Purchaser's common stock valued at the average of the mid-market price for Purchaser's common stock on the ten days prior to such payment that such common stock has traded. Purchaser shall always have the right (but not the obligation) to deliver cash in lieu of stock.

            (b) Settlement of Adverse Consequences. Purchaser may settle any Adverse Consequence with an Obligee hereunder, without compulsion from legal decree, upon prior written notice to Sellers and receipt of Sellers' written consent. Provided however, Sellers are not obligated to contribute or pay any portion of an Adverse Consequence whether in excess or not of the remaining outstanding Indemnification Threshold without its prior written consent.



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            (c) Applications Against Indemnification Threshold. The
Indemnification Threshold shall be reduced by any sums paid by Purchaser to Castle Holdings, the Cavanaugh Lenders and /or their affiliates after the execution of this Agreement that are attributable to Sellers' actual or claimed obligations to Castle Holdings, the Cavanaugh Lenders and/or their affiliates including but not limited to the costs of terminating the employment of any affiliate of Castle Holdings employed by KGI or its subsidiaries or any costs of replacing receivables owned by or pledged to Castle Holdings, the Cavanaugh Lenders or their respective affiliates.

            (d) Further Reduction. The Indemnification Threshold shall also be reduced by any amount included in the $9.2 million that Cavanaugh, Castle Holdings and their affiliates claim are owed which are determined not to be due or owing. Purchaser shall provide Sellers with prior written notice of the amount of such payment and the claim of such liability.

      3. Indemnification for Attorneys Fees and Costs Incurred Defending or Prosecuting Adverse Consequences. In addition to the Indemnification Threshold, Purchaser shall pay the expense and costs of defending and prosecuting any Adverse Consequence either on behalf of Purchaser or on behalf of Sellers to legal counsel hired by Sellers pursuant to paragraph 4 below.

      4. Procedure and Notice. If Sellers receive notice with respect to any matter that may give rise to a claim for indemnification under this Agreement, then Sellers shall notify Purchaser promptly in writing; provided, however, that no delay on the part of Sellers in notifying Purchaser shall relieve Purchaser from any liability or obligation hereunder unless (and then solely to the extent that) Purchaser thereby is damaged. In the event Purchaser notifies Sellers, within 15 business days after Sellers have given notice of the matter, that Purchaser is assuming the defense thereof: (i) Purchaser will defend Sellers against the matter with counsel of Purchaser's choice reasonably satisfactory to Sellers; (ii) Sellers will cooperate fully with Purchaser and counsel in defending any claims made by an Obligee of an affiliate as well as in prosecuting claims against Obligees; (iii) Sellers may retain separate co-counsel at its sole cost and expense (except that Purchaser will be responsible for the fees and expenses of the separate co-counsel to the extent Sellers reasonably conclude that Purchaser's counsel has a conflict of interest); (iv) Sellers will not consent to the entry of any judgment or enter into any settlement with respect to the matter that does not include full release; and (v) Purchaser will not consent to the entry of any judgment with respect to the matter, or enter into any settlement that does not include a provision whereby the Obligee releases Sellers from all liability with respect thereof, without the written consent of Sellers not to be unreasonably withheld, conditioned or delayed. If Purchaser assumes the defense of any such matter, such action shall be deemed to be an admission by Purchaser of its indemnification obligations hereunder and Sellers shall use all reasonable efforts to cooperate fully in the defense of any claim, action, or proceeding covered by this Agreement. In the event Purchaser does not notify Sellers, within 15 business days after Sellers have given notice of the matter, that Purchaser is assuming the defense thereof, Sellers may defend against, or enter into any settlement with respect to, the matter in any manner it may reasonably deem appropriate; provided, however, that prior to (i) settling any matter without a complete release of Purchaser or (ii) making any admission of liability, Sellers shall provide at least 7 days prior written notice of such proposed settlement or admission. Notwithstanding the foregoing, Purchaser may, at any time, assume the defense thereof (and thereby be deemed to admit its indemnification obligations hereunder). Sellers are deemed to have provided Purchaser with notice of that certain Adverse Consequence in that certain lawsuit styled Castle Holdings, L.L.C., v. Kosmas Group International, Inc., and Kosmas Caribbean Holdings Corporation, Purchaser is deemed to have and Purchaser's shall be responsible for the fees and expenses of Sellers' separate co-counsel to the extent incurred necessary due to conflicts on or after the date of this Agreement.

      5. Covenant. Purchaser covenants that it will continue to use all reasonable efforts to settle subject to the Indemnification Threshold set forth herein all outstanding obligations to Castle Holdings, L.L.C. and the Cavanaugh Lenders with the intent of settling all outstanding obligations to the Obligees within two weeks of the date hereof. Sellers covenant that they will, and will cause their affiliates to: (i) refrain from having any discussions with any of Castle Holdings, L.L.C., the Cavanaugh Lenders or their affiliates concerning any claims that Castle Holdings, L.L.C. or the Cavanaugh Lenders have or may have against Sellers or Purchaser without the express written consent of Purchaser, and (ii) refer to Purchaser or its counsel all inquiries or contacts from Castle Holdings, L.L.C. or the Cavanaugh Lenders to Sellers.

      6. Sale of Assets. If, prior to the expiration of the statute of limitations for Obligees to file any claim for relief in any judicial tribunal, Purchaser sells all or substantially all of its assets or such portion of its assets which makes Purchaser's compliance with its indemnification obligations under this Agreement unlikely (and Purchaser fails to provide Seller with reasonable comfort of its ability to satisfy its obligations hereunder thereafter), Purchaser shall either (1) require such liability and obligations hereunder to be expressly assumed by the buyer of such assets without the release of Purchaser's liability hereunder, or (ii) deposit cash or a cash equivalents into an escrow account to be held under commercially reasonable terms and by an entity mutually-agreeable to the parties.
      7.    General Provisions.

            (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (receipt confirmed), sent by national overnight courier service, or mailed by registered or certified United States Mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only on receipt of such notice):

      To Sellers:

      Kosmas Group International, Inc.
      920 Third Avenue
      New Smyrna Beach, FL  32169
      Attn: Steven P. Kosmas
      Fax: (904) 428-9536



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      With a copy to:

      Cobb Cole & Bell
      150 Magnolia Avenue
      Daytona Beach, FL  32115
      Attn: John P. Ferguson, Esquire
      Fax: (904) 238-7003

      To Purchaser:

      Equivest Finance, Inc.
      2 Clinton Square
      Syracuse, New York 13202
      Attn: Eric C. Cotton
      Fax: (315) 422-9477

      With a copy to:

      Wilmer, Cutler & Pickering
      2445 M Street, N.W.
      Washington, D.C.  20037-1420
      Attn:       Eric R. Markus, Esquire
      Fax:  (202) 663-6363

            (b) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            (c) Severability. The validity or enforceability of any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

            (d) Headings. The headings contained in this Agreement are solely for reference purposes and shall not affect the meaning or interpretation of this Agreement in any way.

            (e) Governing Law. The parties agree that the laws of the State of New York will govern the formation, interpretation and enforcement of this Agreement without giving effect to principles of conflicts of law. The parties hereby consents to service of process by registered mail delivered in accordance with the provisions of paragraph 4 of this Agreement, or service of process in any other legal manner.



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            (f) Jurisdiction, Venue, and Service of Process. The parties consent to and waive any objection to the jurisdiction of the United States District Court for the Northern District of New York, or any state court located in County, Florida, over the person of any party to this Agreement, for purposes of any action brought (i) to enforce this Agreement, (ii) to recover damages for breach of this Agreement, or (iii) to enforce rights provided by this Agreement. The Parties agree that venue of any action brought as provided herein shall be proper in the courts named above, and each party waives any objection to such venue.

            (g) Attorneys' Fees. Should any party employ an attorney or attorneys to enforce any of the provisions of this Agreements or to protect its interests in any manner arising under this Agreement or to recover damages for the breach of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable costs, charges, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

            (h) Right to Injunctive Relief. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by him, her or it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any harmed party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any party is entitled at law or in equity.

            (i) No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person other than KGI, Sellers or Purchaser, or their respective successors and assigns as permitted under this Agreement, to any claim, cause of action, remedy, or right of any kind. No current or former employee of KGI or any of its affiliates has any right to enforce this agreement against any party.


                 [Remainder of Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER

EQUIVEST FINANCE, INC.

By:

Its:




Richard Breeden

SELLERS

KOSMAS GROUP INTERNATIONAL, INC.

By:

Its:


AVENUE PLAZA, LLC


By:

Its:


OCEAN CITY COCONUT MALORIE RESORT, INC.


By:

Its:


CAPITAL CITY SUITES, INC.

By:



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Its:


KOSMAS CARIBBEAN HOLDING CORPORATION

By:

Its:


ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC.


By:

Its:



Steven Kosmas




Paul Kosmas



Chip Gordy



Nicholas Kosmas
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